Exhibit 8.1

List of Subsidiaries and VIEs

Place of Incorporation

Subsidiaries

Conew.com Corporation	British Virgin Islands

Live.me Inc.	Cayman Islands

Cheetah Information Technology Company Limited	Hong Kong

Cheetah Medialink HK Limited	Hong Kong

Cheetah Mobile Hong Kong Limited	Hong Kong

Cheetah Technology Corporation Limited	Hong Kong

Hei Technology Corporation Limited	Hong Kong

Hongkong Cheetah Mobile Technology Limited	Hong Kong

Hong Kong Live.Me Corporation Limited	Hong Kong

Hongkong Zoom Interactive Network Marketing Technology Limited	Hong Kong

Hong Kong Youloft Technology Limited	Hong Kong

News Republic HK Limited	Hong Kong

Kingsoft Japan Inc.	Japan

WowTech Inc.	Japan

Cheetah Mobile Malaysia Sdn. Bhd.	Malaysia

Cheetah Mobile Singapore Pte. Ltd.	Singapore

MobPartner S.A.S.	France

News Republic S.A.S.	France

Cheetah Mobile German GmbH	Germany

Cheetah Mobile India Private Limited	India

Cheetah Technology UK Limited	United Kingdom

Cheetah Mobile Brasil Participacoes Ltda.	Brazil

MobPartner UK Limited	United Kingdom

Cheetah Mobile America, Inc.	United States

Live.Me America Inc.	United States

MobPartner Inc.	United States

News Republic Inc.	United States

Taiwan Cheetah Mobile Corporation	Taiwan

Beijing Antutu Technology Co., Ltd.	People’s Republic of China

Beijing Kingsoft Cheetah Technology Co., Ltd.	People’s Republic of China

Beijing Kingsoft Internet Security Software Co., Ltd.	People’s Republic of China

Beijing Lewo Wuxian Technology Co., Ltd.	People’s Republic of China

Chongqing Calendar Technology Co., Ltd.	People’s Republic of China

Conew Network Technology (Beijing) Co., Ltd.	People’s Republic of China

Guangzhou Cheetah Network Technology Co., Ltd.	People’s Republic of China

MobPartner Information Technology (Beijing) Co., Ltd.	People’s Republic of China

Moxiu Technology (Beijing) Co., Ltd.	People’s Republic of China

News Republic (Shanghai) Software Technology Co., Ltd.	People’s Republic of China

Shenzhen Cheetah Mobile Technology Co., Ltd.	People’s Republic of China

Suzhou Kingsoft Jiexun Network Technology Co., Ltd.	People’s Republic of China

Weiluoke Technology (Beijing) Co., Ltd.	People’s Republic of China

Zhuhai Juntian Electronic Technology Co., Ltd.	People’s Republic of China

Variable Interest Entities

Beijing Cheetah Network Technology Co., Ltd.	People’s Republic of China

Beijing Conew Technology Development Co., Ltd.	People’s Republic of China

Beijing Cheetah Mobile Technology Co., Ltd.	People’s Republic of China

Beijing Live.me Technology Co., Ltd.	People’s Republic of China